UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: October 24, 2013
(Date of earliest event reported)

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-10394
_____________________________________

Washington	91-0864123
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 185th Ave. N.E., Suite 101 Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 9.01 Financial Statements and Exhibits

Item 2.02 Results of Operation and Financial Condition

A press release announcing third quarter 2013 results was made October 24, 2013 and a copy of the release is being furnished as Exhibit 99.1 in this current report.

Item 9.01 Financial Statements and Exhibits.

(d)                 Exhibits

Exhibit No.	Description
99.1

Press Release: Data I/O Reports Third Quarter 2013 Results

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

October 25, 2013	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1

Press Release: Data I/O Reports Third Quarter 2013 Results

Exhibit 99.1 Press release

Contact:	Data I/O Corporation
Joel Hatlen	6464 185th Ave. NE, Suite 101
Vice President and Chief Financial Officer	Redmond, WA 98052
investorrelations@dataio.com	(425) 881-6444

Data I/O Reports Third Quarter 2013 Results

Announced a Q3 Profit, Revenue of $5.4M and Bookings of $4.3M

Redmond, WA, Thursday, October 24, 2013 – – Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced programming and IP management solutions for flash, flash-memory based intelligent devices and microcontrollers, today announced financial results for the third quarter ended September 30, 2013.

Highlights

•         Net sales of $5.4 million, up 24% compared to Q3 2012

•         Net income of $146,000, compared to a loss of ($1.3) million for Q3 2012

•         EBITDA of $228,000, compared to an EBITDA loss of ($1.1) million for Q3 2012

•         Release of PSV7000 a new automated programming solution

•         Bookings of $4.3 million, up from $4.1 million for Q3 2012

Financial Results

Net sales in the third quarter of 2013 were $5.4 million, up 24% compared with $4.3 million in the third quarter of 2012.  Net income in the third quarter of 2013 was $146,000, or $0.02 per diluted share, compared with net loss of ($1.3) million or ($0.17) per share, in the third quarter of 2012.  For the third quarter of 2013, gross margin as a percentage of sales was 47.7%, an improvement compared to 44.7% in the third quarter of 2012 primarily due to the increased sales volume.  Bookings for the third quarter of 2013 were $4.3 million and our backlog at the end of the quarter was $1.3 million.

 “We were very pleased to return to EBITDA and operating profitability in Q3” stated Anthony Ambrose, President and CEO.   After starting well, bookings decelerated and were softer than expected at $4.3M for the quarter.  We continue to see economic uncertainty in many countries and markets.”

“On September 24th, we released a new automated programming solution, the PSV7000”, stated Ambrose.  “With industry leading velocity, versatility and value, the PSV7000 delivers on the demands of leading wireless, automotive and consumer electronics manufacturers  and  cuts the total cost of programming by up to 50%.  We are inviting customers to see the new PSV7000 at the Productronica trade show November 12th-15th in Munich Germany.”

“EBITDA”, Earnings Before Interest [income $19,000], Taxes [$31,000], and Depreciation and Amortization [$131,000], was $228,000 in the third quarter of 2013 compared to an EBITDA loss of ($1.1) million in the third quarter of 2012.  Operating expenses for the quarter were $2.5 million, and compared to the third quarter of 2012 were down $822,000, primarily due to restructuring actions, less amortization, and cost control actions.  Equity compensation expense (a non-cash item) for the third quarter of 2013 was $102,000.

Conference Call Information

A conference call discussing the third quarter 2013 financial results will follow this release today at 2 p.m. Pacific time/5 p.m. Eastern time.  To listen to the conference call, please dial (612) 234-9960, passcode: DAIO.  A replay will be made available approximately one hour after the conclusion of the call and will remain available for one week.  To access the replay, please dial (320) 365-3844, access code: 305572.  The conference call will also be simultaneously web cast over the Internet; visit the News and Events section of the Data I/O Corporation website at http://www.dataio.com   to access the call from the site.  This web cast will be recorded and available for replay on the Data I/O Corporation website approximately two hours after the conclusion of the conference call.

About Data I/O Corporation

Since 1972 Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, wireless, consumer electronics, industrial controls, medical, and military/aerospace markets.  Today, our customers manufacture tens of millions of products each year using Data I/O programming solutions to reliably, securely, and cost-effectively deliver their Intellectual Property into programmable devices. Data I/O provides programming solutions for devices in any package, whether programmed in a socket or on a circuit board.  Our expertise in programmable integrated circuits, global supply chain processes, and IP management and protection helps bring innovative new products to life.  These solutions are backed by a global network of Data I/O support and service providers, assuring success for our customers.

Forward Looking Statement and Non-GAAP financial measures

Statements in this news release concerning economic outlook, expected revenue,  expected margins, expected results, orders, deliveries, backlog and financial positions, as well as restructure actions breakeven point, and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.  These factors include uncertainties as to the ability to record revenues based upon the timing of product deliveries and installations, accrual of expenses, changes in economic conditions and other risks including those described in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Non-GAAP financial measures, such as EBITDA, should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  We believe that this non-GAAP financial measure provides meaningful supplemental information regarding the Company’s results and facilitates the comparison of results.

– Summary Financial Data Attached   –

DATA I/O CORPORATION
CONSOLIDATED STATEMENTS OF OPERATION
(in thousands, except per share amounts)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net Sales	$5,357	$4,311	$15,387	$13,350
Cost of goods sold	2,801	2,384	7,351	6,541
Gross margin	2,556	1,927	8,036	6,809
Operating expenses:
Research and development	1,109	1,429	3,430	4,248
Selling, general and administrative	1,367	1,656	4,959	5,901
Provision for business restructuring	1	214	642	214
Total operating expenses	2,477	3,299	9,031	10,363
Operating income (loss)	79	(1,372)	(995)	(3,554)
Non-operating income (expense):
Interest income	19	31	93	238
Foreign currency transaction gain (loss)	17	(32)	(42)	(68)
Total non-operating income (expense)	36	(1)	51	170
Income (loss) before income taxes	115	(1,373)	(944)	(3,384)
Income tax (expense) benefit	31	44	6	321
Net income (loss)	$146	($1,329)	($938)	($3,063)

Basic earnings (loss) per share	$0.02	($0.17)	($0.12)	($0.38)
Diluted earnings (loss) per share	$0.02	($0.17)	($0.12)	($0.38)
Weighted-average basic shares	7,773	7,740	7,761	8,080
Weighted-average diluted shares	7,819	7,740	7,761	8,080

DATA I/O CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(UNAUDITED)

	September 30, 2013	December 31, 2012

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,294	$10,528
Trade accounts receivable, net of allowance for
doubtful accounts of $99 and $89, respectively	4,031	2,648
Inventories	3,551	4,033
Other current assets	283	486
TOTAL CURRENT ASSETS	18,159	17,695

Property, plant and equipment – net	881	1,006
Intangible software technology – net	32	35
Other assets	87	86
TOTAL ASSETS	$19,159	$18,822

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,226	$850
Accrued compensation	1,068	1,183
Deferred revenue	1,317	1,238
Other accrued liabilities	612	539
Accrued costs of business restructuring	235	25
Income taxes payable	9	23
TOTAL CURRENT LIABILITIES	4,467	3,858

Long-term other payables	385	219

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 7,774,307 shares as of September 30,
2013 and 7,741,686 shares as of December 31, 2012	18,253	17,928
Accumulated earnings (deficit)	(5,404)	(4,466)
Accumulated other comprehensive income	1,458	1,283
TOTAL STOCKHOLDERS’ EQUITY	14,307	14,745
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,159	$18,822